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                                  EXHIBIT 99.1



                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT OF

                                 ROGER E. TUTTLE


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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT



         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amended Agreement") effective the 1st day of May, 1999 between COMPOST AMERICA HOLDING COMPANY, INC., a New Jersey corporation with offices at 3000 Hadley Road, South Plainfield, New Jersey 07080 (the "Company") and ROGER E. TUTTLE, an individual residing at 3105 Gibson Lane, Doylestown, Pennsylvania 18901 (the "Executive").

                                 R E C I T A L S

         A. The Company is engaged in the business of operating an intermodal rail transfer station, land application of sewer sludge, development of marine-to-rail transfer stations and development of composting facilities throughout the United States (the "Business").

         B. The Executive has certain unique skills and business experience which he wishes to devote to the Company.

         C. The Company desires to employ the Executive and the Executive desires to be so employed by the Company.

         D. The Company and the Executive previously entered into an Employment Agreement dated May 10, 1996 ("Agreement"), which Agreement was amended in its entirety by a First Amendment to Employment Agreement, effective May 1, 1997 ("First Amended Agreement"), and the Company and the Executive, by mutual agreement, wish to amend the First Amended Agreement by entering into this Second Amended Agreement. Except as set forth in Section 7 hereof, the parties acknowledge and agree that this Second Amended Agreement supersedes all previous agreements, whether written or oral, including without limitation, the Agreement and the First Amended Agreement.

         E. This Second Amended Agreement, including Schedules A, B and C attached hereto, was approved by the Company's board of directors (the "Board") on April 13, 1999.

         NOW THEREFORE, in consideration of the premises together with other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

         1. AMENDMENT OF FIRST AMENDED AGREEMENT, RECITALS AND EFFECTIVE DATE:
The foregoing recitals are true and correct, and are incorporated herein by reference. The effective date of this Second Amended Agreement shall be May 1, 1999 (the "Effective Date"). Except as set forth in Section 7 hereof, the First Amended Agreement is hereby superseded in its entirety by this Second Amended Agreement.



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         2. EMPLOYMENT OF THE EXECUTIVE: Subject to the terms and conditions contained herein, and unless sooner terminated as hereinafter provided, the Company agrees to employ the Executive, and the Executive agrees to serve as an employee of the Company, for a term of employment commencing on the Effective Date and ending five (5) years from the Effective Date (the "Term").

         3. DUTIES OF THE EXECUTIVE: During the Term, the Executive shall have the following powers and duties:

                  3.1 Executive will have the powers and duties of the Chairman of the Company as set forth in Schedule B attached hereto, as modified from time to time by the Board.

                  3.2 During the Term, the Executive shall devote his full business time, attention, effort and skill to the business affairs and interests of the Company. It is understood and agreed that the Executive may serve or continue to serve on the boards of directors of nd hold any other offices or positions in companies or organization as the Executive may desire, provided such position will not present any significant conflict of interest with the Company or materially affect the performance of the Executive's duties pursuant to this Second Amended Agreement, subject to Board approval. If any potential conflict of interest arises, the Executive shall present the position and circumstances to a meeting of the Board, which shall determine if a conflict exists. Nothing contained herein shall prohibit the Executive from managing his personal, financial and less active business affairs to the extent such affairs do not contravene any of the foregoing provisions.

                  3.3 During the Term, the Executive shall be a member of the "Office of the President" as set forth in Schedule C attached hereto or any executive committee that may replace the Office of the President at any future date.

                  3.4 The Company's Stockholders Agreement shall be amended immediately to provide that, during the Term, the Company agrees to cause Executive, or his designee, to be elected as a director on the Board of the Company, and the Executive agrees to serve. The Executive will not receive any additional compensation with such directorship. Directors' fees cannot exceed $100,000 per year for a director.

                  3.5 The Company's Board of Directors shall, by resolution, agree to recommend an amendment to the Company's ByLaws incorporating the duties outlined in Schedule B as the duties of the Chairman. This recommendation shall be presented to the shareholders for a vote at the next regularly scheduled shareholders meeting.

         4. COMPENSATION: During the Term, as compensation for the services to be rendered by the Executive, the Company shall pay the


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Executive the following amounts:

                  4.1 BASE SALARY: Each twelve-month fiscal period commencing May 1st of one year, and ending April 30th of the next, is called herein a "Fiscal Year". During the Fiscal Year beginning on the Effective Date and ending April 30, 2000, Executive shall be paid at the annual rate of $120,000.00, payable in equal monthly installments of $10,000 per month (the "Base Salary"). Upon the financial closing of the first of the Company's development projects (presently anticipated to be one of the following five projects: Newark, North Dade, South Dade, American Soil of Florida [Soil Project] and American Marine Rail [assuming the funds upstreamed from American Marine Rail to the Company]), the Base Salary of the Executive shall be increased by $5,500 per month, up to $15,500 per month. Upon the financial closing of the second of the Company's development projects (presently anticipated to be another one of the following five projects: Newark, North Dade, South Dade, American Soil of Florida [Soil Project] and American Marine Rail [assuming the funds upstreamed from American Marine Rail to the Company]), the Base Salary of the Executive shall be increased by an additional $5,500 per month, up to $21,000 per month. During the balance of the Term, the Executive shall be entitled to and shall receive annual increases in his Base Salary commensurate with the growth of the Company as shall be agreed upon at an annual review of the Executive's performance and compensation by the Board, provided that such annual increases shall be no less than an amount equal to the increase in the Consumer Price Index for all Urban Consumers and Urban Wage Earners U.S. City Average issued by the United States Department of Labor Bureau of Labor Statistics, or its successor index ("CPI") over the preceding calendar year. The Executive agrees to defer the commencement of actual receipt of one hundred percent (100%) of his Base Salary until the Company has received Three Million Dollars ($3,000,000) of funding, during which time this deferred Base Salary shall be accrued by the Company. Upon the receipt of Three Million Dollars ($3,000,000) of cumulative funding by the Company, the Executive agrees to defer the commencement of actual receipt of fifty percent (50%) of his Base Salary until the Company has received an additional Three Million Dollars ($3,000,000) of cumulative funding, during which time this deferred Base Salary shall be accrued by the Company. At such time as the Company is reasonably capitalized, then all accrued Base Salary shall be paid to the Executive.

                  4.2 BONUS: During each Fiscal Year of the Term, commencing with the fiscal year May 1, 1999 through April 30, 2000, Executive shall be paid a bonus (the "Bonus"). The Bonus shall be as set forth on Schedule A attached hereto.

          4.3 COMPUTATION OF BONUS: The Bonus shall be determined by calculations made by Company's independent certified public accountants, which determination shall be final and conclusive upon

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all parties, subject to the accuracy and consistency of the calculations in accordance with the provisions of this Second Amended Agreement. Payment of the Bonus shall be made by the Company as soon as reasonably practicable, but in no event later than 120 days after the last day of Company's Fiscal Year for which the Bonus is due to the Executive from Company.

                  4.4 CONVERSION OF ACCRUALS INTO SHARES: Company acknowledges that certain accrued salary is owed to the Executive, in the amount as set forth in the Company's Form 10-QSB for the fiscal quarter ended January 31, 1999 ("Accrued Salary") and as updated in the Company's Form 10-KSB dated April 30, 1999 when such Form is filed and issued. For a period of one year after the execution of this Agreement, the Executive shall have the right, but not the obligation, to convert some or all of this Accrued Salary To Executive into unregistered shares of the Company's common stock at $2.00 per share, such conversion to be effected by written instructions from the Executive to the Company.


         5. FRINGE BENEFITS: During the Term, the Executive shall be entitled to:

                  5.1 BUSINESS EXPENSES: Executive is authorized to use the Company's Corporate American Express Card to incur reasonable expenses to execute and/or promote the Business of the Company, including but not limited to expenses for entertainment, travel and similar items. All expenses must be documented on a monthly basis. Company will reimburse the Executive for all such expenses incurred on behalf of Company.

                  5.2 AUTOMOBILE: Company will continue to pay for the Executive's current vehicle at a rate of $700 per month or shall furnish the Executive with an equal vehicle for his use in discharging his duties hereunder, and the Company shall pay all costs and expenses relating thereto, including, but not limited, to gasoline, tolls, maintenance, insurance and car phone.

                  5.3 HEALTH, MEDICAL, AND DENTAL INSURANCE: Executive shall be provided with hospital, major medical, and dental insurance reasonably satisfactory to the Executive and his family dependents with full medical and dental coverage. Said policy shall be chosen by the Executive.

                  5.4 LIFE INSURANCE: Upon the financial closing of the first of the Company's development projects (presently anticipated to be one of the following five projects: Newark, North Dade, South Dade, American Soil of Florida [Soil Project] and American Marine Rail [assuming funds upstreamed from American Marine Rail to the Company]), Executive shall be provided with a term life insurance policy issued by a company chosen by the Executive for the benefit of the Executive's family as Executive may designate, in the amount

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of $1,500,000.00. The Company shall pay the premium during the Term of this
Second Amended Agreement. Upon the termination of this Amended Agreement, the Company shall assign such policy to the Executive. The Executive will be solely liable and responsible for any tax consequences he incurs in connection with this benefit.

                  5.5 DISABILITY INSURANCE: Upon the financial closing of the first of the Company's development projects (presently anticipated to be one of the following five projects: Newark, North Dade, South Dade, American Soil of Florida [Soil Project] and American Marine Rail [assuming funds upstreamed from American Marine Rail to the Company]), the Executive shall be entitled to disability insurance issued by a company chosen by the Executive which provides to the Executive not less than 80% of Executive's Base Salary hereunder after an elimination period not to exceed 30 days and proof of disability. Furthermore, the disability policy shall provide for coverage in the event of disability through the age of 70. The Executive may request that Company satisfy this paragraph 5.5 by reimbursing Executive for payments made by the Executive under an existing plan which presently covers the Executive.

                  5.6 VACATION: The Executive shall be entitled to four weeks paid vacation annually.

                  5.7 COMPANY BENEFIT PLANS: The Executive shall be entitled to participate in any and all plans, arrangements or distributions maintained by the Company pertaining to or in connection with any pension, profit sharing, stock options and/or similar benefits for its regular employees and/or for its executives, as determined by the Board or committees thereof pursuant to the governing instruments which establish and/or determine eligibility and other rights of the participants and beneficiaries under such plans or other benefit programs.

                  5.8 OFFICERS AND DIRECTORS LIABILITY INSURANCE: The Company shall purchase Officers and Directors Liability Insurance which shall cover the Executive, all Directors and designated Officers in an amount and with coverage mutually agreeable to the Company and the Executive.

                  5.9 FRINGE BENEFITS OF OTHER DIRECTORS: Should the fringe benefits to any other director of the Company be greater than that of the Executive, then the Executive shall receive such fringe benefits equal to that paid to said other officer or director.

                  5.10 CELLULAR TELEPHONE: The Company will provide the Executive with a cellular telephone and a telephone credit card and will reimburse the Executive for reasonable business expenses incurred by the Executive in connection with the use of such cellular telephone.

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         6. RIGHTS OF INDEMNIFICATION: The Company shall obtain and maintain in full force and effect during the Term directors' and officers' liability insurance policies providing full and adequate protection to the Executive for his capacities.

         7. STOCK OPTIONS AND REPLACEMENT SHARES: The 1,000,000 stock options (the "Stock Options") to purchase 1,000,000 shares of the common stock of the Company (the "Option Shares") granted to the Executive in the First Amended Agreement, remain in full force and effect, and fully vested. The Company acknowledges that the Executive has, from his own holdings of common stock of the Company, delivered to others, for the benefit of the Company, approximately 750,000 to 1,000,000 shares of common stock (as estimated by the Executive). The Executive shall provide the Company with a detailed analysis of these transactions, including dates, number of shares delivered, recipient, purpose and value, and the Company shall issue to the Executive as replacement shares an equal number of shares as had been delivered by the Executive.

                  7.1 EXERCISE OF STOCK OPTIONS: Stock Options may be exercised by written notice directed to the Company or such other person as may be designated by the Company accompanied by a check payable to the Company in payment of the option price for the Option Shares or, at the sole option of the Executive, payment may be made by "cashless exercise", as herein defined, or a combination thereof. Cashless exercise shall mean payment for the Option Shares by the surrender to the Company by the Executive of that number of shares of the Company's common stock which is calculated by multiplying (i) the total number of common shares being acquired by the exercise of the Stock Option by (ii) the exercise price and (iii) dividing the product by the closing bid price of the Company's common stock on the date of exercise. The Company shall make immediate delivery of the purchased Option Shares, fully paid and nonassessable, registered in the name of the Executive subject to a restrictive legend set forth on the purchased Option Shares certificate as follows:


         The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any other jurisdiction and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner unless they are registered under such Act and the securities laws of any applicable jurisdictions or unless pursuant to an exemption therefrom.


                  7.2 RECLASSIFICATION, CONSOLIDATION OR MERGER: If and to the extent that the number of issued and outstanding shares of common stock of the Company shall be increased or reduced by a change of par value, split-up, reclassification, distribution of a

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dividend payable in stock, issuance of convertible debentures, warrants or similar transactions, the number of shares subject to the Stock Options and the Option Price per share shall be proportionately adjusted to protect the Executive from dilution. If the Company is reorganized or consolidated or merged with another corporation, the Company shall make such equitable adjustment to the unexercised Stock Options held by the Executive at the time of the transaction as the Board, in its sole discretion, deems appropriate. Such adjustment may include, without limitation, providing the Executive a cash payment in exchange for the Stock Options or securing from the purchaser of the Company the provision to the Executive of substitute stock options or other equity compensation. If there is a purchase of stock of the Company by a party who is not an affiliate of the Company that causes a change in control of the Company (as defined hereinafter), the Company or purchasing entity shall purchase the Option Shares which have not been registered on the same basis as all other shares.

                  7.3      REGISTRATION RIGHTS:

                           a.      DEMAND REGISTRATION.  At anytime after May 1,
1999, the Executive shall have the right to make a request of the Company, in writing (any such request hereinafter referred to as a "Registration Request"), to register under the Securities Act of 1933 (the "Securities Act"), all or any part of the Option Shares as to which the Stock Options were exercised and the Company shall cause such shares to be registered for sale under the Securities Act as soon as reasonably practicable so as to permit promptly the sale thereof, and, in connection therewith, the Company shall prepare on such appropriate form as the Company in its discretion shall determine, a registration statement under the Securities Act to effect such registration and shall file such registration statement with the Securities and Exchange Commission ("Commission") and diligently pursue the declaration of such registration statement as effective. The Executive undertakes to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Notwithstanding the foregoing, the Company shall be entitled to postpone for a reasonable period of time, but not in excess of 180 days, the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to this Second Amended Agreement if the Company is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised by its managing underwriter or underwriters that such offering would in its or their reasonable opinion be materially and adversely affected by the registration so requested.

                           b.       PIGGYBACK REGISTRATIONS.  If, in the case of

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any offering of equity securities (or securities convertible into equity securities), within ten days after Executive has been made aware by the Company of its intention to effect a registration of any of its securities (otherwise than pursuant to an employee benefit plan or filing on Form S-8), the Executive may request and the Company shall honor Executive's request that any equity securities in the Company owned by Executive be included in the registration statement.

         Notwithstanding the foregoing, if the underwriter consents to the inclusion in the registration statement of less than all shares proposed to be offered by selling shareholders, including the Executive, then the amount of shares to be sold for the account of each selling shareholder shall be reduced proportionately in the ratio by which the amount each selling shareholder proposes to sell bears to the total amount of shares which the underwriter will permit to be sold for the account of all selling shareholders.

                           c.       LIMITATIONS: In connection with any offering
of shares registered pursuant to this Second Amended Agreement, the Company (i) shall furnish to the Executive such number of copies of any prospectus (including any preliminary prospectus, or supplement) as he may reasonably request in order to effect the offering and sale of the shares to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current for not more than six months, and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such blue sky or other state securities laws for offer and sale as Executive shall request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If requested by the Company, in connection with a piggyback sale of the Option Shares covered hereunder, Executive shall enter into an underwriting agreement with a managing underwriting or underwriters selected by the Company and shall enter into an agreement with the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer or selling shareholder in underwriting agreements with respect to secondary distributions. In connection with any offering of shares registered pursuant to this Second Amended Agreement, the Company shall (y) furnish to the underwriters, at the Company's expense, unlegended certificates representing ownership of the shares being sold in such denominations as requested and (z) instruct any transfer agent and registrar of the shares to release any stop transfer order with respect to shares included in any registration becoming effective pursuant to this Second Amended Agreement. The Company shall use its best efforts to keep such registration statement current for a period of six months.


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         8. DEATH DURING EMPLOYMENT: If the Executive dies during the Term of this Second Amended Agreement, the Executive's surviving spouse or the Executive's estate, if otherwise provided, shall obtain all rights in all stock options, together with the sales rights of such stocks and/or stock options that have been granted to the Executive hereunder.

         9. TERMINATION OF EMPLOYMENT: Subject to the requirements set forth in
Section 9 and Section 10, the Company may terminate the Executive's employment at any time, for an reason, and the Executive is similarly free to resign from his employment hereunder.

                  9.1 TERMINATION BY THE EXECUTIVE: The Executive may voluntarily resign at any time after five (5) years of full employment as Chairman of the Company, upon six months' prior written notice to the Company. Six months prior to the end of the Term of this Second Amended Agreement, the Company and the Executive shall mutually agree whether or not this Second Amended Agreement shall be extended for an additional five (5) year term. In the event of Termination by the Executive, and not including circumstances described in Section 11 below, the Executive shall be entitled solely to the amounts specified in Section 10.1 of this Second Amended Agreement.

                  9.2 TERMINATION BY THE COMPANY: The Executive's employment may be terminated by the Company at any time, upon notice to the Executive, with or without "Cause." For this purpose, the term "Cause" is defined as:

                           a.      BREACH. A material violation by the Executive
of his duties as an employee of the Company which are not remedied in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company;

                           b.      CONVICTION. A conviction of the Executive for
a felony crime;

                           c.       FRAUD.  The commission or participation of
Executive in an act or acts of personal dishonesty intended to result in his material personal enrichment at the expense of the Company; and

                           d.       GROSS NEGLIGENCE/MATERIAL MISCONDUCT. The
commission of an act, or the failure to act, which constitutes gross negligence or material misconduct on the part of the Executive.

         Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three quarters

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(3/4) of the entire membership of the Board (which Board must consist of at least four members at such time, including the Executive), at a meeting of the Board held for the purpose (after at least seven days prior written notice to the Executive and an opportunity for him, together with his counsel, to be heard before said Board), finding that in the good faith opinion of said Board the Executive was guilty of conduct set forth above in subsections (a), (b), (c) or
(d) above and specifying the particulars thereof in detail. In the event that the Board shall consist of less than four members, the affirmative vote of at least two-thirds of the entire membership of the Board will be required for purposes of this Section.

                  9.3 NOTICE OF TERMINATION: Any termination by the Company, or by the Executive, shall be communicated by written Notice of Termination to the other party or parties hereto. For purposes of this Second Amended Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Second Amended Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment of the Executive under the provision so indicated.

                  9.4 DATE OF TERMINATION: For purposes of this Second Amended Agreement, "Date of Termination" shall mean:

                           (i) if the Executive resigns from his employment with the Company either with or without Good Reason (as defined below), the date specified in the Notice of Termination; and

                           (ii) if the Executive's employment is terminated by the Company either with or without Cause, the date on which a Notice of Termination is delivered by the Company to the Executive;

provided that if within thirty (30) days after any Notice of Termination is given the party or parties receiving such Notice of Termination notifies the other party or parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, however, that the Executive's action is finally adjudicated or arbitrated in his favor and against the Company or that the Executive's action is settled by written agreement of the parties in the Executive's favor.

         10.      PAYMENTS UPON TERMINATION:

                  10.1.  TERMINATION BY THE COMPANY FOR CAUSE, RESIGNATION

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OR BY MUTUAL AMENDED AGREEMENT. If Executive and the Company mutually agree to the termination of this Second Amended Agreement, if Executive voluntarily resigns, except as provided in Section 12 below, or if the Executive is terminated by the Company for Cause (as defined in Section 9.2), then Executive shall be entitled only to a pro rata portion of the Base Salary, a Bonus which has accrued through the Date of Termination together with accrued vacation to such date, and all reimbursements from the Company due under Paragraph 5 hereof. On the Date of Termination, all unexercised Stock Options held by the Executive shall lapse and become void. Notwithstanding anything else in this Section 10.1, the 1,000,000 stock options granted pursuant to the First Amended Agreement will remain fully vested.

                  10.2. TERMINATION FOR REASONS OTHER THAN TERMINATION BY THE COMPANY FOR CAUSE, RESIGNATION, MUTUAL AMENDED AGREEMENT, DEATH OR DISABILITY. For any form of termination other than that described in the preceding section or in Section 8, including if the Executive shall terminate his employment for Good Reason, as herein defined, or if the Company shall terminate the Executive without Cause, then the Company shall pay the Executive the following amounts:

                           (i) The Executive's full Base Salary (and any annual increases and Bonus) through the full five (5) year term of this Second Amended Agreement.

                           (ii) All Option Shares shall be exercisable for a period of five years from the Date of Termination.

                           (iii) The provisions of Section 16 of this Agreement as they may have been applicable to the Executive, shall terminate on the Date of Termination.

                           (iv) The Company shall continue to fund the Executive's term life insurance and disability insurance until the end of the Term of this Second Amended Agreement.

Providing that the Executive is not in violation of Section 15 or 17 hereof, the Executive shall not be required to mitigate the amount of any payment provided for in this Section 10.2 by seeking other employment or otherwise.

         11. GOOD REASON: The Executive may terminate his employment for Good Reason. For purposes of this Second Amended Agreement,
"Good Reason" shall mean:

                           (i) without the express written consent of the Executive, the assignment to him of any duties

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                           grossly inconsistent with his positions, duties,
                           responsibilities and status with the Company, or a change in his reporting responsibilities, titles, or offices, or any removal of him from any of such positions, except because of the termination of his employment for Cause, Disability or Death;

                           (ii) a reduction by the Company in his Base Salary as in effect on the date hereof, or as the same may be increased from time to time; or the failure by the Company to increase such Base Salary each year as provided for in this Second Amended Agreement;

                           (iii) the failure by the Company to allow the Executive to participate in any Company-sponsored benefit or compensation plan, pension plan, life insurance plan, medical and dental plan, personal accident plan or disability plan in which the Executive is participating (or plans providing him with substantially similar benefits), the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, unless such action has been taken regarding all participants therein, or the failure by the Company to make any of the payments called for in Section 5 hereof;

                           (iv) the failure of the Company to obtain the assumption of an agreement to perform this Second Amended Agreement by any successor as contemplated in
                           Section 17 below;

                           (v) a "Change in Control" of the Company as defined in Section 12 below; or

                           (vi) the purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 9.3 above, and for purposes of this Second Amended Agreement, no such purported termination shall be effective.

         12.      CHANGE IN CONTROL:

                  12.1 For purposes of this Second Amended Agreement, a "change in control of the Company" shall mean a change in control of the nature that would be required to be reported in response to Item 6(a) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change of control also


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shall be deemed to have occurred:

                           (i) if, with the exception of the Executive, any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly by acquisition, or otherwise, of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders, of each new director, was approved by a vote of at least three-fourths (3/4) of the directors then still in office who were directors at the beginning of the period.

                  12.2 If certain of the events described in Section 12.1 above constituting a change in control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in Section 10.2; provided, however, that this Section 12.2 shall not apply after any change in control that is due to a consolidation or merger of the Company or in the event the change in control is due to the sale of substantially all of the Company's assets.

         13. REPORTING OBLIGATION: The Company and the Executive hereby agree that the Executive shall only be responsible to, and shall be required to report only to, the Company's Board.

         14. FUTURE INVENTIONS: The Executive shall assign and convey to the Company, and hereby does assign and convey to the Company, and the Company hereby accepts, all of the Executive's right, title and interest in and to all Future Inventions made or conceived during the Term of this Second Amended Agreement, and the Executive hereby agrees that he shall, without the payment of royalty or any other consideration to him therefor:

                  (a) Inform the Company promptly and fully of each such Future Invention by a written report satisfactory to the Company;

                  (b) Apply, at the Company's request and expense, for United States and foreign letters patent, copyright, trademark or service mark, as the case may be, either in the Executive's name or otherwise as the Company shall direct;

                  (c) Assign and convey to the Company, and he hereby does assign and convey to the Company, all of his right, title and interest in and to applications for United States and foreign letters patent, copyrights, trademarks and service marks and to any letters patent, copyrights, trademarks and service marks which may be issued upon any such Future Invention;

                  (d) Deliver promptly to the Company, without charge to the Company but at its expense, such written instruments, and do such other acts, as may be reasonably necessary, in the opinion of the Company, to obtain and maintain United States and foreign letters patent, copyrights, trademarks or service marks on each such Future Invention and to vest the Executive's entire right, title and interest thereto in the Company; and

                  (e) Grant to the Company, and he hereby does grant to the Company, prior to any further assignment of the Executive's right, title and interest to the Company in any Future Invention as required above, the royalty-free right to use in its business, and to make, have made, use and sell products, processes, services, writings and marks based upon or related to such Future Invention made or conceived by the Executive.

As used herein, Future Invention shall mean all inventions, discoveries, ideas, concepts, designs and improvements of any sort, whether patentable, copyrightable or not, relating in any way to the business of the Company, which the Executive may, during the term of this Second Amended Agreement, conceive or invent, whether alone or jointly with others, and whether during business hours or thereafter, and such term includes all "know-how" and Technical Data relating to the foregoing, and all letters patent and copyrights of the United States or any other country which may be issued in connection with the foregoing. Technical Data shall mean all written, printed and other tangible materials embodying or containing Know-how, and includes, without limiting the generality of the foregoing, all correspondence, designs, processes, source codes, object codes, engineering sketches, drawings and tracings, specifications and engineering data, reporting formats, memoranda, notebooks, and all copies thereof, together with all models and prototypes of every description.

         15.      CONFIDENTIALITY:

                  (a) During the Term of this Second Amended Agreement and at all times thereafter, the Executive will not use Secret or Confidential Information for his own benefit or for the benefit of any person or entity other than the Company, nor will he disclose the same to any other person or legal entity, except as required to conduct the business of the Company in the ordinary course.

                  (b) Except with the prior written approval of the Company, or except as required to conduct the business of the Company in the ordinary course, the Executive will not, at any time, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles concerning, any Secret or Confidential Information.

                  (c) Upon the termination of his employment with the Company, all documents, records, notebooks and similar repositories of, or containing, Secret or Confidential Information, including any copies thereof, then in the Executive's possession, or under his control, whether prepared by him or others, will be left with or immediately returned to the Company by the Executive.

         As used herein, Secret or Confidential Information shall mean any ideas or any compilations of information kept or which shall hereafter be kept confidential by the Company in the operation of its business or the conduct of its research and which are not in the public domain, and which give or can give to the Company an advantage over its competitors, including, by way of illustration but not limitation: source codes, object codes, engineering and other sketches, drawings and tracings, specifications, engineering data, memoranda, designs, sources of supplies and materials, cost and financial data, processes, production machines and equipment, procedures, customer lists, marketing plans and business forecasts, together with all Know-how and Technical Data relating thereto.

         16. NON-COMPETE: The Executive agrees that, during the Term of this Second Amended Agreement and during the period of three (3) years following the Date of Termination, he will not, without the written approval of the Company, directly or indirectly, under any circumstances whatsoever, own, manage, operate, engage in, control or participate in the ownership, management, operation or control of, or be connected in any manner, whether as in individual, partner, stockholder, director, officer, principal, agent, employee or consultant, or in any other relation or capacity whatsoever, with any Competing Organization, and will not in any such manner, compete with or solicit or call on any Customer of the Company, wherever located, who was a Customer of the Company at any time during the period one year prior to the Date of Termination, for the purpose Of inducing such Customer to purchase or lease a Competing Product. Notwithstanding the foregoing, nothing contained in this paragraph shall restrict the Executive from making any investment in any company, so long as such investment consists of no more than five percent (5%) of any class of equity securities of a company whose securities are traded on a national securities exchange or in the over-the-counter market.

         As used herein, "Competing Organization" shall mean, to the best of the Executive's knowledge, any person or legal entity engaged in, about to engage in, or intending to engage in, research on, or development, use, production, marketing or selling of, a

Competing Product in or outside of the United States of America; "Competing Product" shall mean any process, service or product of any person or legal entity other than the Company, or a parent, subsidiary or affiliate of the Company, in existence or under development, which during the Term of this Second Amended Agreement, competes with or is an alternative to any present or planned future process, service or product of the Company, whether or not actively marketed by the Company; and "Customer" shall mean any individual, firm, partnership, corporation, company, joint venture or governmental or military unit or any other entity or any parent, subsidiary or affiliate of any of them which is negotiating or has a contract with the Company for the purchase, sale or lease of the Company's equipment, products or services or which has been solicited by the Company with respect to such purchase or lease during the Executive's employment with the Company.

         17. NON-INTERFERENCE: The Executive will not, for a period of two (2) years following the Date of Termination, directly or indirectly, employ, hire, solicit or, in any manner, encourage any employee or consultant of the Company to leave the employ of the Company.

         18. INJUNCTIVE RELIEF In addition to any other rights or remedies available to the Company as a result of any breach by the Executive of his obligations under this Second Amended Agreement, the Company shall be entitled to enforcement of such obligations by an injunction or a decree of specific performance from a court with appropriate jurisdiction, and in the event that the Company is successful in any suit or proceeding brought or instituted by the Company to enforce any of the provisions of this Second Amended Agreement, or on account of any damages sustained by the Company by reason of the violation by the Executive of any of the terms of this Second Amended Agreement to be performed by the Executive, the Executive agrees to pay to the Company all attorneys' fees reasonably incurred by the Company.

         19. NOTICES: Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Second Amended Agreement shall be deemed to have been delivered and given for all purposes if written, and (a) if delivered personally or by courier or delivery service to the address set forth below at the time of such delivery, (b) if sent by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified above, effective upon receipt or refusal. Any party may change the address to which notices are to be mailed by giving five (5) days prior notice as provided herein to all other parties. Commencing on the day after the receipt or refusal of such notice, such newly designated address shall be such person's address for purposes of all notices or other communications required or permitted to be given pursuant to this Second Amended Agreement.

         20.  SUCCESSORS:

                  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Second Amended Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Second Amended Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled hereunder if the Executive had terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this section, "Company" shall mean the Company as hereinbefore defined, and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 20 or which otherwise becomes bound by all the terms and provisions of this Second Amended Agreement by operation of law.

         21.      CONSTRUCTION OF SECOND AMENDED AGREEMENT:

                  21.1. NEW JERSEY LAW. This Second Amended Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of New Jersey without reference to Florida law provisions regarding conflicts of law.

                  21.2. GENDER AND NUMBER. Whenever appropriate, references in this Second Amended Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.

                  21.3. CERTAIN WORDS. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Second Amended Agreement and not to any particular article, provision or paragraph unless so required by this Second Amended Agreement.

                  21.4. CAPTIONS. Section and paragraph headings, titles or captions contained in this Second Amended Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Second Amended Agreement or any provision hereof.

                  21.5. COUNTERPARTS. This Second Amended Agreement may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  21.6. VALIDITY; SEVERABILITY. The invalidity or unenforceability of any provision of this Second Amended Agreement shall not affect the validity or enforceability of any other provision of this Second Amended Agreement, which shall remain in full force and effect. If the final determination of a court of competent jurisdiction or arbitrator declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         22.      MISCELLANEOUS:

                  22.1. ENTIRE SECOND AMENDED AGREEMENT. Except as provided in
Section 7 hereof and with respect to the 1,000,000 Stock Options previously granted under the First Amended Agreement, this Second Amended Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, including without limitation, the Agreement and the First Amended Agreement. This Second Amended Agreement shall be solely determinative of the matters addressed herein.

                  22.2. WAIVER. Either the Company or the Executive may, at any time or times, waive (in whole or in part) any rights or privileges to which he or it may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Second Amended Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach in other instances, or as a waiver of any other condition or of any breach of any other terms, covenants, representations of warranties contained in this Second Amended Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.

                  22.3. ATTORNEY'S FEES. If either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorney's fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction), incurred by him or it in connection therewith.

                  22.4. VENUE. Any litigation arising hereunder shall be instituted only in Bergen County, New Jersey, the place where this Second Amended Agreement was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.

                  22.5. ASSIGNMENT. The rights and obligations of the parties under this Second Amended Agreement shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. This Second Amended Agreement shall not be assignable by the Company, except as provided herein by the Executive. The services of the Executive are personal and his obligations may not be delegated by him except as otherwise provided herein.

                  22.6. AMENDMENT. This Second Amended Agreement may not be amended, modified, superseded or canceled, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by the Company and the Executive or, in the case of a waiver, by the party to be charged with such waiver.

                  22.7. ARBITRATION. Any controversy or claim arising out of or relating to this Second Amended Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association with the American Arbitration Association, Bergen County, New Jersey, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The dispute will be resolved by a panel of three arbitrators if the dollar amount in question that is being arbitrated exceeds $100,000.

IN WITNESS WHEREOF, the Company and the Executive have caused this Second Amended Agreement to be effective on the day and year first above written.

WITNESSES:                       "Company"

                         COMPOST AMERICA HOLDING COMPANY, INC.


                         By:
------------------          -------------------------------
                            Pasquale Dileo, Secretary

                                "Executive"


-------------------         -------------------------------
                            Roger E. Tuttle

                                   SCHEDULE A

                                   BONUS PLAN

The Bonus Plan of the Company for all of its executives shall be as follows:

A. For each fiscal year, the Company, through the Compensation Committee of its Board of Directors, shall establish a budget and plan (the "Plan") for the Company, and for each individual who shall be eligible to participate in the Bonus Plan, including the Executive.

B. The Executive shall be eligible, in each fiscal year, to earn a bonus of from 10% to 50% of the Executive's Base Salary for that fiscal year.

C. The determination of the actual amount of the bonus shall be based upon the following formula:

                  1. If the Executive achieves 80% of his Plan, then his bonus shall be 10% of his Base Salary.

                  2. If the Executive achieves 100% of his Plan, then his bonus shall be 25% of his Base Salary.

                  3. If the Executive achieves 120% of his Plan, then his bonus shall be 50% of his Base Salary.

                  The bonus shall be calculated pro-rata for performance between 80% and 120% of the Plan.

                                   SCHEDULE B

                             DUTIES OF THE CHAIRMAN

The duties of the Chairman of the Company shall be as follows:

I.                Develop the Strategic Plan for the Company

II.               Identify the locations for new facilities

                  A.       Determine political and regulatory issues

                  B.       Develop local partners and contacts

III.              Identify and propose acquisition opportunities

IV.               Develop ancillary businesses

V. Develop and maintain relations with investment community and the public

VI.               Lead fund-raising efforts

                                   SCHEDULE C

                    STRUCTURE OF THE OFFICE OF THE PRESIDENT

The structure of the Office of the President of the Company shall be as follows:

1.                The Office of the President shall have three members

2. All decisions of the Office of the President shall be by 2/3 vote

3. No one member of the Office of the President, acting alone, may bind the Company to any agreement